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                                                                    Exhibit 23.2

            Consent of Independent Registered Public Accounting Firm


     We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated March 23, 2005, in the Registration Statement (Form S-1 No. 333-123585) and related Prospectus of Adams Respiratory Therapeutics,
Inc. for the registration of    ,000,000 shares of its common stock.



                                                /s/ Ernst & Young LLP



New York, NY
May 11, 2005